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                                                               Exhibit 99.(a)(9)

                                 CMG FUND TRUST

                                 AMENDMENT NO. 9
                                       TO
                          RESTATED DECLARATION OF TRUST

     The undersigned officer of CMG Fund Trust (the "Trust") certifies that the following amendment to the Restated Declaration of Trust dated October 13, 1993 of the Trust was duly adopted by the Trustees of the Trust effective October 7, 2003.

     1. Section 3.06 is amended to add a new Section 3.06.- 24 to read in its entirety as follows:

          "3.06-24 The number of Trustees shall be twelve unless that number is changed by resolution adopted by a majority of Trustees."

          The names and addresses of the Trustees are as follows:

     NAME                                   ADDRESS
     ----                                   -------
     Douglas A. Hacker                      Box 66100
                                            Chicago, IL 60666

     Janet Langford Kelly                   One Kellogg Square
                                            Battle Creek, MI 49016

     Richard W. Lowry                       10701 Charleston Dr.
                                            Vero Beach, FL 32963

     William E. Mayer                       399 Park Avenue, Suite 3204
                                            New York, NY 10022

     Charles R. Nelson                      Department of Economics
                                            University of Washington
                                            Seattle, WA 98195

     John J. Neuhauser                      84 College Road
                                            Chestnut Hill, MA 02467-3838

     Joseph R. Palombo                      One Financial Center
                                            Boston, MA 02111

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
     Patrick J. Simpson                     1211 S.W. 5th Avenue, Suite 1500
                                            Portland, OR 97204

     Thomas E. Stitzel                      2208 Tawny Woods Pl.
                                            Boise, ID 83706

     Thomas C. Theobald                     27 West Monroe Street, Suite 3500
                                            Chicago, IL 60606

     Anne-Lee Verville                      359 Stickney Hill Road
                                            Hopkinton, NH 03229

     Richard L. Woolworth                   100 S.W. Market Street, #1500
                                            Portland, OR 97207


Dated: October 7, 2003


                                     MARK A. WENTZIEN
                                     ----------------------
                                     Mark A. Wentzien
                                     Secretary